J.P. Morgan Exchange-Traded Fund Trust

(the “Trust”)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Timothy J. Clemens, Frederick J. Cavaliere, Michael M. D’Ambrosio, Jessica K. Ditullio, Elizabeth A. Davin, Gregory S. Samuels, Carmine Lekstutis, Zachary E. Vonnegut-Gabovitch, Anthony Geron, Matthew J. Beck, Kiesha T. Atwood-Smith and Max Vogel, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, to sign the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 relating to: (1) the acquisition by JPMorgan Equity Focus ETF of the assets of JPMorgan Equity Focus Fund, a series of JPMorgan Trust I, (2) the acquisition by JPMorgan High Yield Municipal ETF of the assets of JPMorgan High Yield Municipal Fund, a series of JPMorgan Trust I, (3) the acquisition by JPMorgan Limited Duration Bond ETF of the assets of JPMorgan Limited Duration Bond Fund, a series of JPMorgan Trust II, and (4) the acquisition by JPMorgan Sustainable Municipal Income ETF of the assets of JPMorgan Sustainable Municipal Income Fund, a series of JPMorgan Trust II, any and all Pre-Effective Amendments to said Registration Statement, any and all Post-Effective Amendments to said Registration Statement, and any and all supplements thereto or other instruments or documents in connection therewith, and withdrawals thereof, and to file the same, with any or all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person in his capacity as President and Principal Executive Officer of the Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Brian S. Shlissel
Brian S. Shlissel	Dated: February 9, 2023